Exhibit 99.1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock and Series A Participating Convertible Redeemable Preferred Stock of Getty Realty Corp. dated as of February 28, 2002, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(c) under the Securities Exchange Act of 1934.


Date:  February 28, 2002                    /s/ Howard B. Safenowitz
                                            ------------------------------------
                                            Howard B. Safenowitz


Date:  February 28, 2002                    SAFENOWITZ FAMILY CORP.,
                                            a California corporation


                                            /s/ Howard B. Safenowitz
                                            ------------------------------------
                                            By: Howard B. Safenowitz
                                            Its: President


Date:  February 28, 2002                    THE SAFENOWITZ PARTNERS, LP,
                                            a California limited partnership

                                            By:  SAFENOWITZ FAMILY CORP.,
                                                   a California corporation,
                                                   its general partner


                                            /s/ Howard B. Safenowitz
                                            ------------------------------------
                                            By: Howard B. Safenowitz
                                            Its: President